EXHIBIT 99.1
CLAYTON WILLIAMS ENERGY, INC.

FINANCIAL GUIDANCE DISCLOSURES FOR 2008

Overview

Clayton Williams Energy, Inc. and its subsidiaries have prepared this document to provide public disclosure of certain financial and operating estimates in order to permit the preparation of models to forecast our operating results for each quarter during the year ending December 31, 2008.  These estimates are based on information available to us as of the date of this filing, and actual results may vary materially from these estimates.  We do not undertake any obligation to update these estimates as conditions change or as additional information becomes available.

The estimates provided in this document are based on assumptions that we believe are reasonable.  Until our actual results of operations for these periods have been compiled and released, all of the estimates and assumptions set forth herein constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  All statements, other than statements of historical facts, included in this document that address activities, events or developments that we expect, project, believe or anticipate will or may occur in the future, or may have occurred through the date of this filing, including such matters as production of oil and gas, product prices, oil and gas reserves, drilling and completion results, capital expenditures and other such matters, are forward-looking statements.  Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from the results, performance, or achievements expressed or implied by such forward-looking statements.  Such factors include, among others, the following:  the volatility of oil and gas prices, the unpredictable nature of our exploratory drilling results; the reliance upon estimates of proved reserves; operating hazards and uninsured risks; competition; government regulation; and other factors referenced in filings made by us with the Securities and Exchange Commission.

As a matter of policy, we generally do not attempt to provide guidance on:

(a)	production which may be obtained through future exploratory drilling;
(b)	dry hole and abandonment costs that may result from future exploratory drilling;
(c)	the effects of Statement of Financial Accounting Standards No. 133, “Accounting for Derivative Instruments and Hedging Activities”;
(d)	gains or losses from sales of property and equipment unless the sale has been consummated prior to the filing of financial guidance;
(e)	capital expenditures related to completion activities on exploratory wells or acquisitions of proved properties until the expenditures are estimable and likely to occur; and
(f)	revenues, expenses and minority interest related to our investment in Larclay JV.

As discussed in “Capital Expenditures”, approximately 22% of our planned 2008 exploration and development expenditures relate to exploratory prospects.  Exploratory prospects involve a higher degree of risk than development prospects.  To offset the higher risk, we generally strive to achieve a higher reserve potential and rate of return on investments in exploratory prospects.  Actual results from our exploratory drilling activities, when ultimately reported, may have a material impact on the estimates of oil and gas production and exploration costs stated in this guidance.

Summary of Estimates

The following table sets forth certain estimates being used by us to model our anticipated results of operations for each quarter during the fiscal year ending December 31, 2008.  When a single value is provided, such value represents the mid-point of the approximate range of estimates.  Otherwise, each range of values provided represents the expected low and high estimates for such financial or operating factor.  See “Supplemental Information.”

Year Ending December 31, 2008
	Estimated	Estimated	Estimated	Estimated
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
(Dollars in thousands, except per unit data)
Average Daily Production:
Gas (Mcf)	57,000 to 61,000	54,000 to 58,000	54,250 to 58,250	55,500 to 59,500
Oil (Bbls)	6,750 to 6,950	7,600 to 7,800	8,025 to 8,225	8,625 to 8,825
Natural gas liquids (Bbls)	575 to 625	575 to 625	550 to 600	550 to 600
Total gas equivalents (Mcfe)	100,950 to 106,450	103,050 to 108,550	105,700 to 111,200	110,550 to 116,050

Differentials:
Gas (Mcf)	$(0.40) to $(0.70)	$(0.40) to $(0.70)	$(0.40) to $(0.70)	$(0.40) to $(0.70)
Oil (Bbls)	$(2.80) to $(3.40)	$(2.80) to $(3.40)	$(2.80) to $(3.40)	$(2.80) to $(3.40)
Natural gas liquids (Bbls)	$(22.00) to $(28.00)	$(22.00) to $(28.00)	$(22.00) to $(28.00)	$(22.00) to $(28.00)

Costs Variable by Production ($/Mcfe):
Production expenses (including
production taxes)	$2.10 to $2.30	$2.10 to $2.30	$2.10 to $2.30	$2.00 to $2.20
DD&A – Oil and gas properties	$2.00 to $2.30	$2.00 to $2.30	$2.00 to $2.30	$2.00 to $2.30

Other Revenues (Expenses):
Natural gas services:
Revenues	$2,900 to $3,100	$2,900 to $3,100	$2,900 to $3,100	$2,900 to $3,100
Operating costs	$(2,800) to $(3,000)	$(2,800) to $(3,000)	$(2,800) to $(3,000)	$(2,800) to $(3,000)
Exploration costs:
Abandonments and impairments	$(1,000) to $(3,000)	$(1,000) to $(3,000)	$(1,000) to $(3,000)	$(1,000) to $(3,000)
Seismic and other	$(1,000) to $(2,000)	$(500) to $(2,500)	$(500) to $(2,500)	$(500) to $(2,500)
DD&A – Other (a)	$(250) to $(350)	$(250) to $(350)	$(250) to $(350)	$(250) to $(350)
General and administrative (a)	$(4,750) to $(4,950)	$(5,300) to $(5,500)	$(4,600) to $(4,800)	$(5,300) to $(5,500)
Interest expense (a)	$(6,800) to $(7,000)	$(7,000) to $(7,200)	$(7,150) to $(7,350)	$(7,250) to $(7,450)
Other income (expense)	$250 to $350	$250 to $350	$250 to $350	$250 to $350

Effective Federal and State Income
Tax Rate:
Current	0%	0%	0%	0%
Deferred	35%	35%	35%	35%

Weighted Average Shares Outstanding
(In thousands):
Basic	11,400 to 12,000	11,400 to 12,000	11,400 to 12,000	11,400 to 12,000
Diluted	11,400 to 12,600	11,400 to 12,600	11,400 to 12,600	11,400 to 12,600

(a) Excludes amounts derived from Larclay JV.

Capital Expenditures

The following table sets forth, by area, certain information about our planned exploration and development activities for 2008.
	Total
	Planned
	Expenditures
	Year Ending	Percentage
	December 31, 2008	of Total
	(In thousands)
Permian Basin	$74,300	33%
Austin Chalk (Trend)	59,300	27%
North Louisiana	47,900	22%
East Texas Bossier	17,200	8%
South Louisiana	13,400	6%
Utah/California	8,300	4%
Other	100	-
	$220,500	100%

Our actual expenditures during fiscal 2008 may be substantially higher or lower than these estimates since our plans for exploration and development activities may change during the year.  Other factors, such as prevailing product prices and the availability of capital resources, could also increase or decrease the ultimate level of expenditures during fiscal 2008.

In 2008, we plan to allocate a majority of our capital resources to developmental drilling activities in oil-prone areas such as the Permian Basin and the Austin Chalk (Trend).  In addition, we plan to continue drilling developmental gas wells in North Louisiana, primarily on our Terryville prospect.  Based on these current estimates, approximately 78% of our expenditures for exploration and development activities for fiscal 2008 will relate to developmental prospects, as compared to an estimated 50% in fiscal 2007.

Supplementary Information

Oil and Gas Production
The following table summarizes, by area, our estimated daily net production for each quarter during the year ending December 31, 2008.  These estimates represent the approximate mid-point of the estimated production range.

	Daily Net Production for 2008
	Estimated	Estimated	Estimated	Estimated
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
Gas (Mcf):
Permian Basin	14,200	14,175	15,728	17,739
North Louisiana	11,778	10,747	11,163	12,304
South Louisiana	24,256	22,934	21,728	20,185
Austin Chalk (Trend)	2,111	2,001	1,925	1,913
Cotton Valley Reef Complex	6,322	5,824	5,391	5,033
Other	333	319	315	326
Total	59,000	56,000	56,250	57,500

Oil (Bbls):
Permian Basin	3,255	3,901	4,250	4,544
North Louisiana	389	341	315	337
South Louisiana	1,011	1,033	880	913
Austin Chalk (Trend)	2,128	2,359	2,615	2,866
Other	67	66	65	65
Total	6,850	7,700	8,125	8,725

Natural Gas Liquids (Bbls):
Permian Basin	166	165	163	163
Austin Chalk (Trend)	234	226	227	216
Other	200	209	185	196
Total	600	600	575	575

Accounting for Derivatives
The following summarizes information concerning our net positions in open commodity derivatives applicable to periods subsequent to December 31, 2007.  The settlement prices of commodity derivatives are based on NYMEX futures prices.

Collars:
	Gas			Oil
	MMBtu (a)	Floor	Ceiling	Bbls	Floor	Ceiling
Production Period:
1st Quarter 2008	434,000	$4.00	$5.15	132,000	$23.00	$25.07
2nd Quarter 2008	426,000	$4.00	$5.15	132,000	$23.00	$25.07
3rd Quarter 2008	419,000	$4.00	$5.15	128,000	$23.00	$25.07
	1,279,000			392,000

Swaps:
	Gas		Oil
	MMBtu (a)	Price	Bbls	Price
Production Period:
1st Quarter 2008	1,800,000	$8.26	380,000	$91.85
2nd Quarter 2008	1,500,000	$8.16	330,000	$79.84
3rd Quarter 2008	1,500,000	$8.16	310,000	$78.96
4th Quarter 2008	1,500,000	$8.16	400,000	$82.21
2009	-	$-	1,440,000	$85.30
	6,300,000		2,860,000

(a)        One MMBtu equals one Mcf at a Btu factor of 1,000.

In September 2007, we terminated certain fixed-priced oil swaps covering 270,000 barrels at a price of $78.64 from January 2008 through March 2008 and a price of $76.65 from April 2008 through December 2008, resulting in an aggregate loss of approximately $3.3 million, which will be paid to the counterparty monthly during 2008.

Interest Rates

The following summarizes information concerning our net positions in open interest rate swaps applicable to periods subsequent to December 31, 2007.

Interest Rate Swaps:
	Principal	Fixed Libor
	Balance	Rates
Period:
January 1, 2008 to September 24, 2008	$100,000,000	4.73%
January 1, 2008 to November 1, 2008	$45,000,000	5.73%

We did not designate any of the derivatives shown in the preceding tables as cash flow hedges under SFAS 133; therefore, all changes in the fair value of these contracts prior to maturity, plus any realized gains or losses at maturity, will be recorded as other income (expense).